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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-25379 and No. 333-39070 of Tesoro Petroleum Corporation on Form S-8 and in Registration Statement No. 333-51789 and No. 333-84018 of Tesoro Petroleum Corporation on Form S-3 of our report dated February 14, 2003, appearing in this Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 2002.


/s/ DELOITTE & TOUCHE LLP

San Antonio, Texas
March 20, 2003